EXHIBIT 5.01

Opinion of Loren Hillberg

November 23, 2004

Macromedia, Inc.

600 Townsend Street

San Francisco, CA 94103

Ladies and Gentleman:

Reference is made to that certain Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Macromedia, Inc. (the “Company”) with the Securities and Exchange Commission on or about November 23, 2004 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,837,026 shares of the Company’s Common Stock, par value $0.001 (the “Stock”), reserved for issuance under the Macromedia, Inc. 2002 Equity Incentive Plan (the “2002 Plan”) Plan, subject to issuance upon the exercise of options granted under the Macromedia, Inc. 2003 Employee Stock Purchase Plan (the “ESPP”) and pursuant to non-plan stock options granted by the Company (the “Non-Plan Grants”). In connection with the proposed filing of the Registration Statement by the Company, I am of the opinion that the 2,837,026 shares of Stock that may be issued and sold by the Company upon the exercise of stock options granted or to be granted under the 2002 Plan, the ESPP and pursuant to the Non-Plan Grants, when issued, sold and delivered in accordance with the 2002 Plan, the ESPP and pursuant to the Non-Plan Grants, as applicable, and the applicable exercise agreements and in the manner and for the consideration stated in the Registration Statement and the relevant prospectus prepared in connection with the Registration Statement, will be validly issued, fully paid and nonassessable.

I consent to the use of this opinion as an exhibit to the Registration Statement. I render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing federal laws of the United States of America and, with respect to the validity of corporate action and the requirements for the issuance of stock, the General Corporation Law of Delaware.

Very truly yours,

/s/ Loren Hillberg
Loren Hillberg
Senior Vice President, General Counsel